                                                                    EXHIBIT 11.1



                               REDWOOD TRUST, INC.
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS


                                                              Three Months         Nine Months
                                                                  Ended               Ended
                                                             September 30, 1997  September 30, 1997
                                                             ------------------  ------------------
PRIMARY:
      Average common shares outstanding ..................       14,316,678          12,983,071
      Net effect of dilutive stock options outstanding
          during the period -- based on the treasury
          stock method ...................................          177,434             243,410
      Net effect of dilutive stock warrants outstanding
          during the period -- based on the treasury
          stock method ...................................          130,489             189,551
                                                                -----------         -----------
            Total ........................................       14,624,601          13,416,032
                                                                ===========         ===========

      Net Income .........................................      $ 6,859,361         $20,349,907
                                                                ===========         ===========

      Per Share Amount ...................................            $0.47               $1.52
                                                                ===========         ===========


FULLY DILUTED:
      Average common shares outstanding ..................       14,316,678          12,983,071
      Net effect of dilutive stock options outstanding
          during the period -- based on the treasury
          stock method ...................................          177,434             243,410
      Net effect of dilutive stock warrants outstanding
          during the period -- based on the treasury
          stock method ...................................          130,489             189,551
                                                                -----------         -----------
            Total ........................................       14,624,601          13,416,032
                                                                ===========         ===========

      Net Income .........................................      $ 6,859,361         $20,349,907
                                                                ===========         ===========

      Per Share Amount ...................................            $0.47               $1.52
                                                                ===========         ===========

                                                                    EXHIBIT 11.1


                               REDWOOD TRUST, INC.
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS


                                                                    Three Months        Nine Months
                                                                       Ended               Ended
                                                                  September 30, 1996  September 30, 1996
                                                                  ------------------  ------------------
PRIMARY:
      Average common shares outstanding............................   8,732,326            7,360,916
      Net effect of dilutive stock options outstanding
          during the period -- based on the treasury stock method..     162,393              186,576
      Net effect of dilutive stock warrants outstanding
          during the period -- based on the treasury stock method..     621,455              699,324
                                                                      ---------           ----------
            Total                                                     9,516,174            8,246,815
                                                                      =========           ==========

      Net Income                                                      $2,999,205          $7,453,284
                                                                      ==========          ==========

      Per Share Amount                                                     $0.32               $0.90
                                                                      ==========          ==========


FULLY DILUTED:
      Average common shares outstanding............................    8,732,326           7,360,916
      Net effect of dilutive stock options outstanding
          during the period -- based on the treasury stock method..      180,891             204,202
      Net effect of dilutive stock warrants outstanding
          during the period -- based on the treasury stock method..      744,178             837,425
                                                                      ----------          ----------
            Total                                                      9,657,395           8,402,542
                                                                      ==========          ==========

      Net Income                                                      $2,999,205          $7,453,284
                                                                      ==========          ==========

      Per Share Amount                                                     $0.31               $0.89
                                                                      ==========          ==========








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